UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
January 5, 2011
Date of Report (date of earliest event reported)
PCTEL, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27115	77-0364943

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
471 Brighton Drive
Bloomingdale, Illinois 60108
(Address of Principal Executive Offices, including Zip Code)
(630) 372-6800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On January 5, 2011, PCTEL, Inc. (“PCTEL”) formed a joint venture, PCTEL Secure LLC, a Delaware limited liability company (“PCTEL Secure”), with Eclipse Design Technologies, Inc., an Illinois corporation (“Eclipse”), pursuant to a Limited Liability Company Agreement dated January 5, 2011 (the “LLC Agreement”).
PCTEL Secure’s purpose is to develop, manufacture, promote, sell and otherwise exploit two primary products: (i) a secure smartphone on an Android® platform combining the security of a military-grade communications device with the features and functions of a commercial smartphone, and (ii) a card to be inserted in a smartphone to convert it to a secure smartphone.
PCTEL Secure will be based at PCTEL’s facilities in Bloomingdale, Illinois, and will provide services and deliver fully integrated secure applications and products to OEM customers, wireless distributors and specialized value added resellers (VARs).
Pursuant to a Contribution Agreement between PCTEL and Eclipse, also dated January 5, 2011 (the “Contribution Agreement”), PCTEL made a capital contribution of $2.5 million to PCTEL Secure using PCTEL’s cash on hand, in return for a 51% membership interest. Eclipse contributed certain intellectual property and intangible assets to PCTEL Secure for its 49% membership interest. The Contribution Agreement contains customary terms, representations, warranties and covenants on the part of each of the joint venture partners.
Pursuant to the LLC Agreement, PCTEL has the right to acquire 100% ownership of PCTEL Secure during two specified call periods over the next three years.
PCTEL has also committed to provide an unsecured $4,000,000 revolving line of credit to PCTEL Secure, with interest at 8% per annum and a maturity date of June 30, 2014.
In the event that the joint venture is unsuccessful, the LLC Agreement provides for its dissolution, at which time its intellectual property would be transferred to PCTEL, subject, however, to a nonexclusive license in favor of Eclipse.
The foregoing does not purport to be a complete summary and is qualified in its entirety by reference to the LLC Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference.
Item 9.01 Exhibits.
(d)	Exhibits.
Exhibit 10.1 – Limited Liability Company Agreement, dated January 5, 2011, by and between PCTEL, Inc. and Eclipse Design Technologies, Inc. (with redacted exhibits)*
Exhibit 99.1 – Press Release of PCTEL, Inc., dated January 5, 2011.

*	Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PCTEL, Inc.
	By:	/s/ John W. Schoen
Date: January 11, 2011		John W. Schoen, Chief Financial Officer